UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2023

Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Green Street
San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 295-5725

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GETR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	GETR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) The Audit Committee (the “Committee”) of the Board of Directors of Getaround, Inc. (the “Company”) recently conducted a selection process to determine a replacement for BDO USA, P.A. (“BDO”) as the Company’s independent registered public accounting firm. As a result of this process, the Committee approved the appointment of DBBMcKennon (“DBBM”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, subject to completion of its standard client acceptance procedures. The Company dismissed BDO as the Company’s independent registered public accounting firm as of August 10, 2023.

As previously disclosed, the Company had engaged BDO as the Company’s independent registered public accounting firm effective December 8, 2022, in connection with the consummation of its business combination with Getaround, Inc. (“Legacy Getaround”). At the time of their dismissal, BDO had not completed the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2022. BDO had not previously audited the financial statements of the Company for any prior period. The report of BDO on the consolidated financial statements of Legacy Getaround, the Company’s accounting predecessor, for the fiscal year ended December 31, 2021 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph which noted that there was substantial doubt as to the ability of Legacy Getaround to continue as a going concern because Legacy Getaround had suffered recurring losses from operations and had a net capital deficiency. In connection with the audit of Legacy Getaround’s consolidated financial statements for the fiscal year ended December 31, 2021, and the review of Legacy Getaround’s subsequent interim periods for the 6 months ended June 30, 2022 and the 9 months ended September 30, 2022, respectively, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2021, or through dismissal on August 10, 2023, other than the material weaknesses identified in Legacy Getaround’s internal control over financial reporting. The material weaknesses relate to the lack of proper segregation of duties relating to access controls and risk assessment process and lack of documentation for management review controls, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2022. Since BDO’s engagement by the Company on December 8, 2022, through the date of their dismissal effective August 10, 2023, there has not been any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions).

The Company has provided a copy of the foregoing disclosures to BDO and requested that BDO furnish it with a letter addressed to the SEC stating whether BDO agrees with the above statements. A copy of BDO’s letter, dated August 11, 2023, is filed as Exhibit 16.1 to this Form 8-K.

(b) On August 8, 2023, the Committee approved the appointment of DBBM as the Company’s new independent registered public accounting firm, effective upon the dismissal of BDO. During the Company’s two most recent fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through August 8, 2023, neither the Company nor anyone acting on its behalf consulted with DBBM with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, and neither a written report was provided nor oral advice was provided to the Company that DBBM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from BDO USA, P.A. to the United States Securities Exchange Commission
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date:	August 11, 2023	By:	/s/ Spencer D. Jackson
Spencer D. Jackson General Counsel and Secretary